UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 27, 2010
(Date of earliest event reported)

LTC PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

31365 Oak Crest Drive, Suite 200 Westlake Village, CA 91361
(Address of principal executive offices)

(805) 981-8655
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. — Submission of Matters to a Vote of Security Holders

On May 27, 2010, LTC Properties, Inc. held its Annual Meeting of Stockholders in Dana Point, California.  At the Annual Meeting, the following matters were considered and voted upon:

Proposal No. 1: Stockholders elected six directors to serve on the Board of Directors of LTC Properties, Inc. for the ensuing year and until the election and qualification of their respective successors, based upon the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Andre C. Dimitriadis	15,823,364	1,140,354	3,882,307
Boyd W. Hendrickson	11,931,890	5,031,828	3,882,307
Edmund C. King	11,664,380	5,307,107	3,874,538
Devra G. Shapiro	11,776,668	5,194,819	3,874,538
Wendy L. Simpson	15,833,003	1,130,715	3,882,307
Timothy J. Triche, M.D.	11,782,412	5,189,076	3,874,537

Proposal No. 2: Stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of LTC Properties, Inc. for fiscal 2010 based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
20,499,967	290,516	55,542	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated:	June 1, 2010	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President